UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

INFODATA SYSTEMS INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-10416	16-0954695
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13454 Sunrise Valley Drive, Suite 500, Herndon, Virginia	20171
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (703) 934-5205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

        On June 20, 2005, Infodata Systems Inc. (the “Registrant”) entered into a definitive agreement and plan of merger with McDonald Bradley Inc., a privately held information technology solutions provider to the government marketplace with headquarters in Herndon, Virginia (“MBI”), and Infodata Acquisition, Inc., a wholly owned subsidiary of MBI. The merger will be a cash transaction for 100% of the outstanding shares of the Registrant’s common stock.

        If the merger agreement is approved by the Registrant’s shareholders and the other conditions in the merger agreement are met, MBI’s wholly-owned subsidiary will merge into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of MBI, and each share of the Registrant’s common stock will be converted into the right to receive $1.15 in cash, without interest, subject to adjustment up to a maximum of $1.19 per share and down to a minimum of $1.09 per share. If the merger is consummated, the Registrant will no longer be a public company. Capitalink, L.C., the Registrant’s financial advisor, advised the Registrant’s board of directors that the merger consideration is fair to Infodata shareholders from a financial point of view.

        Consummation of the merger is subject to customary conditions, including the adoption of the merger agreement by the holders of more than 66-2/3% of the Registrant’s outstanding common stock. The merger agreement includes customary representations, warranties and covenants by the Registrant, including covenants (i) to cause a shareholders’ meeting to be called and held as promptly as practicable to vote on the adoption of the merger agreement, (ii) to cease any discussions and negotiations with respect to an alternate acquisition proposal, (iii) not to solicit any alternate acquisition proposal and, with certain exceptions, not to enter into discussions concerning or furnish information in connection with any alternate acquisition proposal, and (iv) subject to certain exceptions, for the Registrant’s board of directors not to withdraw or modify its recommendation that its shareholders vote to adopt the merger agreement. The merger agreement contains certain termination rights for both the Registrant and MBI and further provides that, upon termination of the merger agreement under specified circumstances, the Registrant may be required to pay MBI termination fees and expenses up to $750,000.

        The foregoing description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is attached as Exhibit 2.1.

Item 8.01 Other Events

        On June 20, 2005, the Registrant issued a press release announcing the execution of the merger agreement. The press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

The following exhibits are furnished herewith:

Exhibit	Description

Exhibit 2.1 –	Agreement and Plan of Merger, dated as of June 20, 2005, by and among Infodata Systems Inc., McDonald Bradley Inc. and Infodata Acquisition, Inc.

Exhibit 99.1 –	Press Release issued by the Registrant on June 20, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFODATA SYSTEMS INC.
Date: June 21, 2005	/s/ Edwin A. Miller
Edwin A. Miller
Chief Executive Officer and President

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